Exhibit 10.1

PACTIV EVERGREEN INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Section 1. Purpose. The purpose of the Amended and Restated Equity Incentive Plan (as amended from time to time, the “Plan”) of Pactiv Evergreen Inc. (the “Company”) is to motivate and reward those employees, directors and consultants of the Company and its Subsidiaries to perform at the highest level and to further the best interests of the Company and its shareholders. Capitalized terms not otherwise defined herein are defined in Section 22.

Section 2. Eligibility.

(a) Any Employee, Director or Consultant of the Company or any of its Subsidiaries shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b) Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company) or with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise) are eligible for grants of Replacement Awards under the Plan to the extent permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 3. Administration.

(a) The Plan shall be administered by the Committee. The Board or the Committee may designate one or more directors of the Company as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section 3. The Committee may issue rules and regulations for administration of the Plan.

(b) To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant RSUs, Options, SARs, Performance Awards or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Document, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(d) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

Section 4. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4(c), the maximum number of Shares available for issuance under the Plan shall not exceed 15,644,226 Shares; provided, that, beginning with January 1, 2025, as of each January 1 during the term of the Plan, the Committee may, by resolution passed no later than the March 15 immediately succeeding such January 1, increase the total number of Shares available for issuance under the Plan by an amount determined in its discretion but in no event in an amount greater than 3% of the Company’s issued and outstanding Shares on December 31 of the immediately preceding year. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b) Any Shares subject to an Award that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to such Award to the extent that such Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan, and any Shares surrendered or withheld in payment of any grant, acquisition or exercise price of such Award or taxes related to such Award prior to the Amendment Effective Date shall become available for issuance under the Plan. Any Shares surrendered or withheld in payment of any grant, acquisition or exercise price of an Award or taxes related to an Award granted on or after the Amendment Effective Date shall not again become available for issuance under the Plan.

(c) In the event that, as a result of any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Shares or other securities), recapitalization, share split (share subdivision), reverse share split (share consolidation), reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 19, adjust equitably any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards;

(ii) the number and type of Shares (or other securities) subject to outstanding Awards;

(iii) the grant, acquisition or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company and held as treasury shares. Any Shares delivered pursuant to an Award shall be issued as fully paid shares, and the exercise price and/or subscription price per Share pursuant to any Award, if applicable, shall always be at least equal to or greater than the par value per Share. A Participant shall not have any rights as a shareholder of the Company (including as to voting and dividends) until Shares are actually settled and delivered to the Participant and upon entry into the register of members of the Company.

(e) No Participant who is a non-Employee Director may receive Awards under the Plan in cash or otherwise for any calendar year with a Fair Market Value in excess of $750,000 in the aggregate.

(f) The maximum number of Shares with respect to which Awards may be granted to any Employee, Director or Consultant in any given fiscal year of the Company shall not exceed 1,500,000 Shares, adjusted proportionately in the event of any stock split, stock dividend or similar event with respect to the Shares.

Section 5. Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The Award Document shall specify the vesting schedule.

(b) Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Subject to the restrictions set forth in the applicable Award Document, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including the right to vote such Shares and the right to receive dividends.

(d) The Committee may, in its discretion, specify in the applicable Award Document that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(e) Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f) The Committee may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

Section 6. RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The Award Document shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).

(b) Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) An RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU.

(d) The Committee may, in its discretion, specify in the applicable Award Document that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(e) Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 7. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d) The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(e) No Option will be eligible for the payment of dividends or dividend equivalents.

Section 8. Share Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) SARs may be granted under the Plan to Participants either alone or in tandem with other Awards granted under the Plan.

(b) The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the date of grant of such Option).

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(f) No SAR will be eligible for the payment of dividends or dividend equivalents.

Section 9. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, a number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units,

divisions, Subsidiaries or business segments, or on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance objectives shall be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined in the discretion of the Committee. Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

(d) A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Shares subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares subject to such Performance Awards with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.

Section 10. Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards.

Section 11. Other Cash-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, cash. The Committee shall determine the terms and conditions of such Awards.

Section 12. Effect of Termination of Service or a Change in Control on Awards.

(a) The Committee may provide, by resolution or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award or the end of a Performance Period.

(b) In the event of a Change in Control, outstanding Awards:

(i)
that were granted prior to the Amendment Effective Date shall immediately vest and settle, and, with respect to Options and SARs, shall become fully exercisable, with any performance criteria to which any such Awards are subject being deemed to be satisfied at target;

(ii)
that were granted on or after the Amendment Effective Date and that:

(A) are held by non-Employee Directors shall become fully exercisable (if they may be exercised), all restrictions with respect thereto shall lapse, they shall become vested and non-forfeitable and any specified performance goals with respect thereto shall be deemed to be satisfied at the greater of (x) target or (y) such other level as the Committee may determine to reflect probable level of achievement;

(B) are held other than by non-Employee Directors and that are not Assumed or Converted upon the consummation of such Change in Control shall become fully exercisable (if they may be exercised), all restrictions with respect thereto shall lapse, they shall become vested and non-forfeitable and any specified performance goals with respect thereto shall be deemed to be satisfied at the greater of (x) target or (y) such other level as the Committee may determine to reflect probable level of achievement; and

(C) are held other than by non-Employee Directors and that are Assumed or Converted upon the consummation of such Change in Control shall become fully exercisable (if they may be exercised), all restrictions with respect thereto shall lapse, they shall become vested and non-forfeitable and any specified performance goals with respect thereto shall be deemed to be satisfied at the greater of (x) target or (y) such other level as the Committee may determine to reflect probable level of achievement, if, within one year after the effective date of such Change in Control, the applicable Participant experiences a Termination of Service either (I) by the Company other than for Cause or (II) by such Participant for Good Reason; and

(iii)
except as set forth in clauses (i) and (ii) shall be treated as provided in the applicable Award Document or otherwise as the Committee may determine (provided, that such determination does not materially adversely affect a Participant’s rights under an Award Document);

provided, that notwithstanding anything to the contrary in this Section 12(b), if a payment in connection with an Award is subject to Section 409A of the Code, then any payment of an amount that would otherwise be accelerated under this Section 12(b) shall be delayed until the earliest time that such payment would be permissible under an applicable Award Document and Section 409A of the Code without triggering any penalties applicable thereunder. Outstanding Awards shall be subject to the agreement evidencing the Change in Control, which agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for cancellation in exchange for a cash payment in such amount as may be specified in such agreement.

Section 13. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to Section 19, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates, if any, for Shares, and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Without limiting the generality of Section 13(h), the Committee may impose restrictions on any Award with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion.

(h) The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(i) Rights, payments and benefits under any Award shall be subject to repayment to or recoupment (“clawback”) by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(j) Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided, that this requirement shall not apply to (i) Replacement Awards, (ii) Awards to non-Employee Directors that vest on the earlier to occur of the one-year anniversary of the date of grant and the day immediately before the next annual meeting of stockholders of the Company following the date of grant, (iii) any additional Awards that may be granted hereunder, up to a maximum of five percent of the Shares available for issuance pursuant to Section 4(a), as the same may be adjusted from time to time pursuant thereto and (iv) any Awards whose vesting is accelerated in connection with the applicable Participant’s death, Disability, Retirement or involuntary Termination of Service or in connection with a Change in Control.

Section 14. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 13(i). Notwithstanding anything to the contrary in the Plan, the Board or the Committee may amend the Plan or any Award Document in such manner as may be necessary or desirable to enable the Plan or such Award Document to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside of their home country.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 4(c) and Section 13(c), no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 13(i).

(c) Except as provided in Section 9(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 4(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 15. Option and SAR Repricing. Except as provided in Section 4(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Stock, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

Section 16. Miscellaneous.

(a) No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient, including as necessary or desirable to recognize differences in local law, tax policy or custom. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(f) If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(g) No Shares shall be issued pursuant to the Plan in the event the Company determines that: (i) it and the Participant have not taken all actions required to register the Shares under the Securities Act and any other applicable securities laws and there is no exemption from such registration under applicable law; (ii) an applicable listing requirement of any stock exchange on which the Company is listed has not been satisfied; or (iii) another applicable provision of law has not been satisfied.

(h) Each Award Document shall be deemed to provide that no Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of any state or federal laws and regulatory agencies in any applicable country have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained.

(i) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 17. Effective Date of the Plan.

(a)
The Plan, prior to the Amendment Effective Date, was originally effective as of the effective date of the registration statement filed by the Company with the SEC for its initial offering of Shares to the public.

(b)
The amendments to the Plan made by the amendment and restatement of the Plan submitted to the shareholders of the Company for approval at the Company’s 2024 Annual Meeting of Stockholders are effective as of the date of their approval by the shareholders of the Company (the “Amendment Effective Date”).

Section 18. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth anniversary of the Amendment Effective Date (the “Plan Expiration Date”), (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board or the Committee terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 19. Sections 409A and 457A of the Code.

(a) With respect to Awards subject to Section 409A and/or 457A of the Code, the Plan is intended to comply with, or be exempt from, the requirements of Sections 409A and 457A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Sections 409A and 457A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A and 457A of the Code.

(b) Notwithstanding any provision of the Plan to the contrary or any Award Document, in the event the Committee determines that any Award may be subject to Section 409A or Section 457A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Document or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A or Section 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A or Section 457A and thereby avoid the application of any adverse tax consequences under such Sections.

(c) Notwithstanding any provision of the Plan to the contrary or any Award Document, a termination of employment shall not be deemed to have occurred for purposes of any provision of an Award that is subject to Section 409A providing for payment upon or following a termination of a Participant’s employment unless such termination is also a “separation from service” and, for purposes of any such provision of such Award, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

Section 20. Data Protection. The Company holds and processes personal information provided by the Participant, such as name, account information, social security number, tax number and contact information, and uses the Participant’s personal data within the Company’s legitimate business purposes and as necessary for all purposes relating to the operation and performance of the Plan. These are:

(i) administering and maintaining Participant records;

(ii) providing the services described in the Plan;

(iii) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(iv) responding to public authorities, court orders and legal investigations, as applicable.

The Company may share the Participant’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan or (vi) regulators and others, as required by law.

If necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in any country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data from the EU to a third country is subject to appropriate safeguards in the form of EU standard contractual clauses (according to decisions 2001/497/EC, 2004/915/EC, 2010/87/EU) or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the contact listed below.

The Company will keep personal information for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.

The Participant has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.

Section 21. Governing Law. The Plan and each Award Document shall be governed by the laws of Delaware. The Company, its Subsidiaries and each Participant (by acceptance of an Award) irrevocably submit, in respect of any suit, action or proceeding related to the implementation or enforcement of the Plan, to the exclusive jurisdiction of the competent courts in Delaware.

Section 22. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any Subsidiary, (ii) any entity that, directly or indirectly, controls the Company, and (iii) any other entity which the Committee determines should be treated as an “Affiliate.”

(c) “Assumed or Converted” means, with respect to an outstanding Award in the case of a Change in Control, (i) that such Award (x) remains outstanding, unaltered, following such Change of Control or (y) is assumed, converted or replaced by the resulting entity or an affiliate thereof with a cash or equity award of reasonably equivalent value to the applicable Participant and (ii) to the extent that such Award vests or is earned or paid out upon the satisfaction of one or more performance goals, such performance goals are not modified without the applicable Participant’s consent, other than in the case of a modification only to reflect the successor entity’s post-Change in Control corporate structure or an acceleration or other modification favorable to such Participant.

(b) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(c) “Award Document” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan. An Award Document need not be executed or acknowledged by a Participant or by the Company and shall be deemed to be accepted by a Participant by virtue of such Participant’s acceptance of the associated Award.

(d) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e) “Board” means the board of directors of the Company.

(f) “Cause” means, with respect to any Participant, “cause” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, such Participant’s (i) dishonesty or other serious misconduct related to Participant’s performance of his or her employment duties, (ii) willful and continual failure (unless due to incapacity resulting from physical or mental illness) to perform the duties of employment after written demand for substantial performance is delivered by the Company specifically identifying the manner in which Participant has not substantially performed such duties or (iii) conviction of, plea of guilty to, or plea of nolo contendere to (x) a felony or (y) a misdemeanor involving moral turpitude, fraud or dishonesty.

(g) “Change in Control” means the occurrence of any one or more of the following events:

(i) a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any Person other than the Company directly or indirectly acquires beneficial ownership of securities of the Company constituting more than 50% of the total combined voting power of the Company’s equity securities issued and outstanding immediately after such acquisition;

(ii) at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) the consummation of a merger, amalgamation or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, other than a merger, amalgamation or consolidation which would result in the voting securities of the Company issued and outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining issued and outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total Fair Market Value of the securities of the Company or such surviving entity or parent issued and outstanding immediately after such merger, amalgamation or consolidation; or

(iv) the consummation of any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing or any provision of any Award Document to the contrary, for any Award to which Section 19 applies that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A and 457A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A and 457A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Document, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring any additional tax, penalty, interest or other expense under Section 409A and 457A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(i) “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, or, at the Board’s discretion with respect to any action, references herein to the “Committee” shall refer to the Board.

(j) “Consultant” means any individual, including an advisor, who is providing services to the Company or any of its Subsidiaries or who has accepted an offer of service or consultancy from the Company or any of its Subsidiaries.

(k) “Director” means a member of the Board.

(l) “Disability” shall mean, unless otherwise provided in an Award Document, that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code.

(m) “Employee” means any individual, including any officer, employed by the Company or any of its Subsidiaries or any prospective employee or officer who has accepted an offer of employment from the Company or any of its Subsidiaries, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(o) “Fair Market Value” means (i) with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. In the case of grants made in connection with an initial public offering (“IPO”), Fair Market Value means the per share price initially offered for sale to the public in connection with the IPO.

(p) “Good Reason” means “good reason,” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, any of the following without the Participant’s consent (i) a material reduction in the Participant’s compensation, (b) a material reduction in the Participant’s position or scope of duties (but the Participant’s position shall not be deemed to have been materially reduced by reason of the Company being smaller or having fewer operations as a result of a Change in Control so long as the Participant’s duties and responsibilities are generally consistent with such duties and responsibilities prior to such Change in Control) or (c) a change to the Participant’s principal place of employment (or provision of services) to a location other than to the Participant’s home or to a location more than 50 miles from the location in effect immediately prior to such relocation that increases the Participant’s one-way commute by more than 50 miles; provided, that the Participant’s Termination of Service shall not be deemed to be for Good Reason unless (A) the Participant notifies the Company (or its successor) in writing describing the occurrence of one or more Good Reason events within 30 days of such occurrence, (B) the Company (or its successor) fails to cure such Good Reason event within 30 days after its receipt of such written notice and (C) the date of the Participant’s Termination of Service occurs within 30 days following the expiration of the Company’s (or its successor’s) cure period.

(q) “Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 7.

(q) “Other Cash-Based Award” means an Award granted in accordance with the provisions of Section 11.

(r) “Other Share-Based Award” means an Award granted in accordance with the provisions of Section 10.

(s) “Participant” means the recipient of an Award granted under the Plan.

(t) “Performance Award” means an Award granted in accordance with the provisions of Section 9.

(u) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(v) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(w) “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise).

(x) “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted in accordance with the provisions of Section 5.

(y) “Retirement” means, with respect to any Participant, unless otherwise provided in the applicable Award Document, such Participant’s voluntary Termination of Service on or after the earliest to occur of: (i) the date on which such Participant attains age 62, (ii) the date on which such Participant attains age 55 and has completed 10 years of service with the Company or an Affiliate (or predecessor thereof) or (iii) such Participant’s age plus years of service with the Company or an Affiliate (or predecessor thereof) totals at least 70.

(z) “RSU” means a contractual right granted in accordance with the provisions of Section 6 that is denominated in Shares. Each RSU represents a right to receive the value of one Share. Awards of RSUs may include the right to receive dividend equivalents.

(aa) “SAR” means any right granted in accordance with the provisions of Section 8 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(bb) “SEC” means the Securities Exchange Commission.

(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act shall include any successor provision thereto.

(dd) “Shares” means common shares of the Company.

(ee) “Subsidiary” means any entity that, directly or indirectly, is controlled by the Company or in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee.

(ff) “Termination of Service” means:

(i) in the case of a Participant who is an Employee of the Company or a Subsidiary, cessation of the employment relationship such that the Participant is no longer an Employee of the Company or a Subsidiary;

(ii) in the case of a Participant who is a Director, the date that the Participant ceases to be a member of the Board for any reason; or

(iii) in the case of a Participant who is a Consultant, the effective date of the cessation of the performance of services for the Company or any of its Subsidiaries;

provided, however, that in the case of an Employee, the cessation of Employee status but the continuation of the performance of services for the Company or a Subsidiary as a member of the Board or a Consultant shall not be deemed a cessation of service that would constitute a Termination of Service.